Exhibit 10.32.1

CERTIFICATE OF PRESIDENT

I, James Orsini, hereby certify that:

1.     I am the duly elected and acting President of Single Touch Systems Inc., a Delaware corporation (the “Corporation”).

2.     On June 1, 2011, by a resolution duly adopted by the Board of Directors of the Corporation, the first sentence of Section 3 of the 2010 Stock Plan of the Corporation was amended to read in full as follows:

Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be sold under the Plan is 25,000,000 Shares of Common Stock.

3.     Such resolution has not been amended, modified or rescinded, and since the time of such resolution the 2010 Stock Plan has not been further amended or modified.

Dated: June 1, 2011

/s/ James Orsini
James Orsini